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                                                                   EXHIBIT 10.30

                               FIRST AMENDMENT TO
                           THE 1998 STOCK OPTION PLAN
                            OF ENDOSONICS CORPORATION

        This First Amendment to the 1998 Stock Option Plan of EndoSonics Corporation is adopted as of June 10, 1999 by the Board of Directors (the "Board") of EndoSonics Corporation, a Delaware corporation (the "Company").

                                    RECITALS

        WHEREAS, the Company maintains the 1998 Stock Option Plan of the Company, effective as of June 4, 1998, (hereinafter the "Plan"); and

        WHEREAS, pursuant to Article Four, Section I of the Company Plan, the Board may amend the Plan from time to time with the approval of the stockholders, which approval was obtained at the Annual Meeting of Stockholders held on June 10, 1999;

        NOW THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective June 10, 1999:

        1. Article One, Section V.A. shall be amended and restated in its entirety as follows:

                A. The stock issuable under the Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued under the Plan shall not exceed 1,250,000 shares. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of this Section V of Article One.

        I hereby certify that the foregoing First Amendment to the Plan was duly approved by the Board of Directors of the Company on February 8, 1999 and by the stockholders of the Company on June 10, 1999.


                                            By /s/ Michael W. Hall
                                              ----------------------------------
                                              Secretary